Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-108169) pertaining to the United Therapeutics Corporation’s Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-56922) pertaining to Employee Options and Consultant Options Granted Outside the United Therapeutics Corporation’s Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-95419) pertaining to the United Therapeutics Corporation’s Equity Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-153695) pertaining to the United Therapeutics Corporation’s Share Tracking Awards Plan,

(5)	Registration Statement (Form S-8 No. 333-173858) pertaining to the United Therapeutics Corporation’s 2011 Share Tracking Awards Plan,

(6)	Registration Statement (Form S-4 No. 333-173857) pertaining United Therapeutics Corporation common stock,

(7)	Registration Statement (Form S-8 No. 333-179746) pertaining to the United Therapeutics Corporation 2011 Share Tracking Awards Plan,

(8)	Registration Statement (Form S-8 No. 333-182851) pertaining to the United Therapeutics Corporation Employee Stock Purchase Plan,

(9)	Registration Statement (Form S-8 No. 333-188241) pertaining to the United Therapeutics Corporation 2011 Share Tracking Awards Plan,

(10)	Registration Statement (Form S-8 No. 333-197685) pertaining to the United Therapeutics Corporation 2011 Share Tracking Awards Plan, and

(11)	Registration Statement (Form S-8 No. 333-205309) pertaining to the United Therapeutics Corporation 2015 Stock Incentive Plan.

of our reports dated February 22, 2017, with respect to the consolidated financial statements and schedule of United Therapeutics Corporation and the effectiveness of United Therapeutics Corporation’s internal control over financial reporting, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

McLean, Virginia

February 22, 2017